UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 22, 2010

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger with SST

On February 22, 2010, Microchip Technology Incorporated, a Delaware corporation (“Microchip”), Silicon Storage Technology, Inc., a California corporation (“SST”), and Sun Acquisition Corporation, a California corporation and a direct, wholly-owned subsidiary of Microchip (“Merger Sub”), entered into an amendment (the "Amendment") to their February 2, 2010 Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides for the acquisition by Microchip of SST by means of a merger of Merger Sub with and into SST, with SST surviving as a wholly-owned subsidiary of Microchip.  Pursuant to the Amendment, the aggregate consideration payable by Microchip to SST’s shareholders in connection with the merger has been increased from $2.85 per share to $3.00 per share, without interest.  In addition, pursuant to the Amendment, the termination fee payable by SST in certain circumstances has been increased from $9,600,000 to $10,120,624.

The transaction is subject to customary closing conditions including approval by the holders of a majority of the outstanding shares of SST.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 2.1, and the Merger Agreement which was filed on February 9, 2010 as an exhibit to Microchip’s third quarter Form 10-Q.  We encourage you to read the Merger Agreement and the Amendment for a more complete understanding of the transaction.

On February 23, 2010, Microchip issued a press release relating to the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

The statements about the completion and effects of the proposed Merger, and all other statements in this Current Report on Form 8-K other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the actual timing of the closing of the Merger, the satisfaction of the conditions to closing in the Merger Agreement (including approval by the SST shareholders) and any termination of the Merger Agreement.  For a detailed discussion of these and other risk factors, please refer to the filings of Microchip on Forms 10-K and 10-Q.  You can obtain copies of Microchip’s Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC’s Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip undertakes no obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Form 8-K, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, on February 17, 2010 SST filed a preliminary proxy statement and intends to file a definitive proxy statement and other related documents with the Securities and Exchange Commission, or the SEC.  INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by SST at the SEC's web site at www.sec.gov and at the Investor section of their website at www.SST.com.  The proxy statement and such other documents may also be obtained for free from SST by directing such request to Silicon Storage Technology, Inc., Attention:  Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: (408) 735-9110.

Microchip, SST and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SST in connection with the Merger.  Information regarding the special interests of these directors and executive officers in the transaction will be included in the definitive proxy statement described above.  Additional information regarding the directors and executive officers of Microchip is also included in Microchip's proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 10, 2009.  Additional information regarding the directors and executive officers of SST is also included in SST’s proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2009.  These documents are available free of charge at the SEC's web site at www.sec.gov and as described above.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1 99.1	Amendment No. 1 to Agreement and Plan of Merger Microchip Technology Announces Amendment to Definitive Agreement for Acquisition of Silicon Storage Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2010	Microchip Technology Incorporated (Registrant)

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit No.	Description
2.1 99.1	Amendment No. 1 to Agreement and Plan of Merger Microchip Technology Announces Amendment to Definitive Agreement for Acquisition of Silicon Storage Technology, Inc.